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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of CardioTech International, Inc. on Form S-8, dated June 12, 1996, of our report dated May 27, 1998, on our audit of the consolidated financial statements of CardioTech International, Inc. as of March 31, 1998 and 1997 and for each of the three years in the period ended March 31, 1998 which report is included in this annual report on Form 10-K.

                                                        Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 26, 1998